EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Ambassadors Group, Inc.
Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-083572 and No. 333-159768) of Ambassadors Group, Inc. of our reports dated March 12, 2012, relating to the consolidated financial statements, and the effectiveness of Ambassadors Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

BDO USA, LLP
Spokane, Washington
March 12, 2012